UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 15, 2025

BEYOND MEAT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38879	26-4087597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

888 N. Douglas Street, Suite 100
El Segundo, California 90245
(Address of principal executive offices, including zip code)

(866) 756-4112
(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	BYND	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Early Settlement of Exchange Offer

On October 15, 2025 (the “Early Settlement Date”), Beyond Meat, Inc. (the “Company”) completed the early settlement of the exchange of the 0% Convertible Senior Notes due 2027 (the “Existing Convertible Notes”) that were validly tendered on or before the early tender deadline of 5:00 p.m., New York City time, on October 10, 2025 (the “Early Tender Date”) in the Company’s previously announced exchange offer (the “Exchange Offer”) to exchange any and all of the Existing Convertible Notes for a combination of up to $202.5 million in aggregate principal amount of newly issued 7.00% Convertible Senior Secured Second Lien PIK Toggle Notes due 2030 (the “New Convertible Notes”) and up to 326,190,270 shares of the Company’s common stock (the “New Shares”). The Company also completed the concurrent solicitation of consents (the “Consent Solicitation”) from holders of the Existing Convertible Notes to adopt certain amendments to the indenture governing the Existing Convertible Notes (the “Existing Convertible Notes Indenture”) dated as of March 5, 2021, and entered into a supplemental indenture (the “Supplemental Indenture”) to the Existing Convertible Notes Indenture with U.S. Bank, National Association, as trustee (the “Existing Convertible Notes Trustee”). The Supplemental Indenture eliminates substantially all of the restrictive covenants in the Existing Convertible Notes Indenture as well as certain events of default and related provisions applicable to the Existing Convertible Notes.

For the remaining holders of Existing Convertible Notes that did not tender their Existing Convertible Notes prior to the Early Tender Date, the Exchange Offer will expire at 5:00 p.m., New York City time, on October 28, 2025 (such time and date, as the same may be extended, the “Expiration Deadline”), unless extended or earlier terminated. The withdrawal deadline for the Exchange Offer and Consent Solicitation occurred at 5:00 p.m., New York City time, on October 10, 2025 (the “Withdrawal Deadline”). As a result, and because the Withdrawal Deadline is not being extended, tenders of the Existing Convertible Notes and related consents may no longer be withdrawn, except in limited circumstances where additional withdrawal rights are required by law. If all conditions to the Exchange Offer have been or are concurrently satisfied or waived at or prior to the Expiration Deadline, unless extended, the Company will accept for exchange any remaining Existing Convertible Notes that were validly tendered in the Exchange Offer following the Early Tender Date and at or prior to the Expiration Deadline, and not validly withdrawn at or prior to the Withdrawal Deadline (the date of such exchange, the “Final Settlement Date”). The Final Settlement Date, if any, will be promptly after the Expiration Deadline and is currently expected to occur on October 30, 2025, the second business day immediately following the Expiration Deadline.

As previously announced, in connection with the Exchange Offer and Consent Solicitation, the Company entered into a transaction support agreement dated September 29, 2025 (the “Transaction Support Agreement”) with certain beneficial owners or nominees, investment managers or advisors for beneficial holders of the Existing Convertible Notes who held approximately 47% of the aggregate principal amount of the Existing Convertible Notes (the “Supporting Noteholders”) as of the effective date of the Transaction Support Agreement. The Company agreed in the Transaction Support Agreement to pay or cause to be paid to the Supporting Noteholders, in proportion to the principal amount of Existing Convertible Notes held by each such Supporting Noteholder, a non-refundable amount at the initial settlement date of the New Convertible Notes equal to $12.5 million in aggregate principal amount of New Convertible Notes (the “SteerCo Premium”).

Pursuant to the early settlement of the Exchange Offer, $1,114,603,000 in aggregate principal amount of the Existing Convertible Notes were validly tendered, accepted for exchange by the Company and subsequently cancelled (collectively, the “Tendered Notes”). Following such cancellation, $35,397,000 in aggregate principal amount of the Existing Convertible Notes remain outstanding.

In connection with the early settlement of the Exchange Offer, on October 15, 2025, the Company issued (i) $196,217,000 in aggregate principal amount of New Convertible Notes and (ii) 316,150,176 New Shares, in exchange for the validly tendered and accepted Existing Convertible Notes. In addition, the Company issued an additional $12.5 million in aggregate principal amount of New Convertible Notes as payment of the SteerCo Premium, for a total of $208,717,000 in aggregate principal amount of New Convertible Notes.

The New Convertible Notes and New Shares offered in the Exchange Offer, and the shares of common stock issuable upon conversion of the New Convertible Notes, have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other securities laws. This Current Report on Form 8-K shall not constitute an offer to sell, or the solicitation of an offer to buy, the New Convertible Notes and New Shares offered in the Exchange Offer, the shares underlying the New Convertible Notes, the Existing Convertible Notes or any other securities, nor will there be any sale of such securities or any other securities, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

Item 1.01	Entry into a Material Definitive Agreement.

New Convertible Notes Indenture

The New Convertible Notes were issued pursuant to an indenture, dated as of October 15, 2025 (the “New Convertible Notes Indenture”), by and between the Company and Wilmington Trust, National Association, as trustee and collateral agent (in such capacity, the “Collateral Agent”).

The New Convertible Notes are secured, second lien obligations of the Company. The New Convertible Notes will mature on October 15, 2030, unless earlier redeemed, converted, equitized or repurchased in accordance with the terms of the New Convertible Notes. The New Convertible Notes bear interest at a rate of 7.00% per annum from October 15, 2025, which interest may be paid in cash or, subject to certain limitations, in shares of common stock. At the option of the Company, interest on the New Convertible Notes may be accrued and compounded in whole or in part for any interest period as “payment-in-kind” interest at a rate of 9.50% per annum from October 15, 2025. Initially, the New Convertible Notes will not be guaranteed; however, the Company has agreed to cause each of its current and future wholly owned subsidiaries, subject to certain customary exceptions, to guarantee the New Convertible Notes and to grant a second-priority security interest in its assets (subject to certain exceptions). The Company has also agreed to take commercially reasonable efforts, including seeking advice and consultation procedures with the works council, to cause its subsidiary, Beyond Meat EU B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands (the “Dutch Entity”), to guarantee the New Convertible Notes and grant to the Collateral Agent a second-priority security interest in its assets (subject to certain exceptions), and to grant to the Collateral Agent a second-priority security interest in the Company’s equity interest in the Dutch Entity (subject to certain exceptions), in each case, following the closing of the Exchange Offer.

The conversion rate for the New Convertible Notes will initially be a number of shares of common stock per $1,000 principal amount of New Convertible Notes equal to the lesser of (i) 1,029.2716 and (ii) an amount calculated based on a 10% premium to a reference price determined over an observation period consisting of 20 consecutive trading days immediately following October 15, 2025, with such conversion rate subject to customary adjustments. The conversion rate will be increased for conversions occurring prior to October 15, 2028 to reflect a “make-whole” premium, payable in the form of shares of common stock, to compensate holders for interest that would have been payable to such date.

Prior to obtaining stockholder approval of certain proposals that will allow the issuance of common stock pursuant to the terms of the New Convertible Notes, the Company will be permitted to satisfy its obligations upon conversion of the New Convertible Notes only in the form of cash settlement. Following such stockholder approval, the Company will be permitted to satisfy its obligations under the New Convertible Notes with any settlement method it is otherwise permitted to elect, including by physical settlement of shares of common stock. A holder of New Convertible Notes will not be permitted to convert its New Convertible Notes at any time prior to the earlier of, (a) the date of the first special meeting at which the Company seeks stockholder approval of such proposals, whether or not such approvals are obtained and (b) the date that is 61 calendar days following the initial settlement date of the New Convertible Notes. The New Convertible Notes will be convertible at any time following such date and prior to the close of business on the second trading day immediately preceding the maturity date.

The New Convertible Notes Indenture includes incurrence based negative covenants, including but not limited to, limitations on debt, limitations on liens, limitations on investments, limitations on mergers, consolidations, and sales of all or substantially all assets, limitations on transactions with affiliates, limitations on restricted payments, limitations on asset sales, limitations on dividends and other payment restrictions affecting any direct or indirect subsidiaries, limitations on future guarantees by subsidiaries without such subsidiaries also guaranteeing the New Convertible Notes, limitations on disposals of assets, limitations on impairment of security, a negative pledge on the assets of the Dutch Entity if it does not guarantee the New Convertible Notes and restrictions on certain liability management priming transactions with respect to the New Convertible Notes. The New Convertible Notes Indenture also includes a covenant requiring minimum liquidity of $15.0 million, to be tested quarterly, a requirement that the Company will not permit more than $60.0 million in aggregate principal amount of the Existing Convertible Notes to remain outstanding as of or following the date that is 90 days prior to the maturity of the Existing Convertible Notes, a covenant that limits the Company’s ability to repurchase, redeem, retire, exchange or otherwise acquire the Existing Convertible Notes other than pursuant to the prices and other conditions set forth in the New Convertible Notes Indenture and a cap of $60.0 million on the amount of cash that can be used to repay the Existing Convertible Notes at the maturity of such notes, subject to increase to the extent of any equity raises by the Company.

Under certain circumstances and subject to conditions set forth in the New Convertible Notes Indenture, the Company may elect to redeem, equitize or force a mandatory conversion of the New Convertible Notes.

If certain corporate events constituting a make-whole fundamental change occur (which shall include, among other things, the acquisition by any person or group of more than 50% of the outstanding common stock of the Company or a delisting of the Company’s common stock), the Company shall offer to repurchase all of the outstanding New Convertible Notes for cash at a repurchase price equal to 100% of the aggregate principal amount of the New Convertible Notes then outstanding plus accrued and unpaid interest. If a fundamental change occurs, then the Company will in certain circumstances increase the conversion rate for the New Convertible Notes for a specified period of time on the terms set forth in the New Convertible Notes Indenture.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the New Convertible Notes Indenture, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Intercreditor Agreement

In connection with the issuance of the New Convertible Notes and the entry into the New Convertible Notes Indenture, the Company also entered into an Intercreditor Agreement, dated as of October 15, 2025 (the “Intercreditor Agreement”), among Unprocessed Foods, LLC (“Unprocessed Foods”), the lender under the Company’s Loan and Security Agreement (as defined below), as the first lien representative and the first lien collateral agent for the first lien claimholders, Wilmington Trust, National Association, as the initial second lien collateral agent for the initial second lien claimholders and as the initial second lien representative for the initial second lien claimholders, each additional representative and collateral agent from time to time party thereto, the Company, as a grantor, and certain subsidiaries of the Company party thereto, as grantors from time to time, which, among other things, provides for the relative priorities of the security interests in the assets securing the New Convertible Notes, the loans pursuant to the Loan and Security Agreement and certain of the Company’s additional debt, and certain other matters relating to the administration of security interests. The terms of the Intercreditor Agreement expressly subordinate the New Convertible Notes in right of payment and in liens to the obligations pursuant to the Loan and Security Agreement (as defined below).

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Intercreditor Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K, and is incorporated by reference herein.

Loan Agreement Amendment

On October 15, 2025, the Company also entered into that certain First Amendment to Loan and Security Agreement, dated as of October 15, 2025 (the “First Amendment to LSA”), with Unprocessed Foods, which amends that certain Loan and Security Agreement, dated as of May 7, 2025 (the “Loan and Security Agreement”), among the Company, as the borrower, the guarantors from time to time party thereto, Unprocessed Foods, as a lender, and the other lenders from time to time party thereto. Pursuant to the First Amendment to LSA, the Loan and Security Agreement was amended to, among other things, add events of default in connection with events of default under other debt secured by a second priority security interest and with events of default under certain secured debt for borrowed money.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment to LSA, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K, and is incorporated by reference herein.

Existing Convertible Notes Supplemental Indenture

Following receipt of the requisite consents in the Consent Solicitation, the Company and the Existing Convertible Notes Trustee entered into the Supplemental Indenture to the Existing Convertible Notes Indenture, dated as of October 15, 2025, to eliminate substantially all of the restrictive covenants, certain of the default provisions, and certain other provisions contained in the Existing Convertible Notes Indenture.

The foregoing description of the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Supplemental Indenture, a copy of which is filed as Exhibit 10.5 to this Current Report on Form 8-K, and is incorporated by reference herein.

Voting and Lock-up Agreements

By tendering Existing Convertible Notes in the Exchange Offer, each participating holder of Existing Convertible Notes is deemed to have agreed with the Company that it will appear at the special meeting to be held following the Exchange Offer and every stockholder meeting thereafter until the earlier of (i) the date following the date of the Company’s annual meeting in 2026, (ii) the date certain stockholder proposals are approved and (iii) June 19, 2026, or otherwise cause the New Shares received by such holder in the Exchange Offer to be counted as present thereat for purposes of determining a quorum, and be present (in person or by proxy, which includes by remote communication) and vote (or cause to be voted) all of the New Shares received by such holder in the Exchange Offer in favor of certain stockholder proposals.

By tendering Existing Convertible Notes in the Exchange Offer, each participating holder of Existing Convertible Notes is deemed to have agreed with the Company that from and after the Early Settlement Date and until 5:00 p.m., New York City time, on October 16, 2025, which is the record date of the special meeting to be held following the Exchange Offer, it will not transfer, sell, exchange, assign or convey any legal or beneficial ownership interest in, or any right, title or interest therein (including any right or power to vote), or otherwise dispose of (whether by sale, liquidation, dissolution, dividend, distribution or otherwise) any New Shares, or enter into any contract, option, or other agreement with respect to any of the foregoing; provided that an exchanging holder of Existing Convertible Notes may sell up to approximately 37.45% of the New Shares received by such holder in the Exchange Offer until 5:00 p.m., New York City time, on October 16, 2025, and, thereafter, will be able to sell all of the New Shares it receives in the Exchange Offer.

Item 1.02	Termination of a Material Definitive Agreement.

Cancellation of Existing Convertible Notes Tendered in the Exchange Offer

On the Early Settlement Date, the Company caused the Tendered Notes accepted for exchange to be delivered to the Existing Convertible Notes Trustee for cancellation. The Tendered Notes represented 96.92% of the previously outstanding Existing Convertible Notes.

The information set forth in the Explanatory Note and in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 1.02 by reference.

Termination of the Transaction Support Agreement

In accordance with the terms of the Transaction Support Agreement, the Transaction Support Agreement automatically terminated on the Early Settlement Date.

The information set forth in the Explanatory Note of this Current Report on Form 8-K is incorporated into this Item 1.02 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth in the Explanatory Note and in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

In connection with the Exchange Offer, on the Early Settlement Date, in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder, the Company issued 316,150,176 shares of its common stock to eligible holders of the Existing Convertible Notes accepted for exchange in the Exchange Offer.

The information set forth in the Explanatory Note of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointments

This Item 5.02 amends disclosure previously reported in the Company’s Form 8-K filed with the Securities and Exchange Commission on September 29, 2025 regarding certain changes to be made to its board of directors (the “Board”) in connection with the settlement of the Exchange Offer. Effective as of the Early Settlement Date, Ethan Brown, Nandita Bakhshi, and C. James Koch resigned from the Board and Alexandre Zyngier, Mr. Koch and Raphael T. Wallander were appointed as Class I (with a term expiring in 2026), Class II (with a term expiring in 2027), and Class III (with a term expiring in 2028) directors, respectively. In connection with these appointments, Mr. Zyngier, Mr. Koch and Mr. Wallander were appointed to serve on the audit committee, risk committee and human capital management and compensation committee, respectively. In addition, Joshua M. Murray was appointed to the nominating and corporate governance committee and appointed as the chair thereof.

Item 7.01	Regulation FD Disclosure.

On October 13, 2025, the Company issued a press release announcing the early tender results and its election to conduct an early settlement of the Exchange Offer and Consent Solicitation. The full text of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information contained or incorporated by reference in this Item 7.01, including the press release furnished herewith as Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such a filing.

Note Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of the federal securities laws. These statements are based on management’s current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. Forward-looking statements include statements regarding the Company’s ability to consummate the Exchange Offer and Consent Solicitation. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While the Company believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are many risks and uncertainties that could cause actual results to differ materially from forward-looking statements made or implied herein including risks related to the Company’s ability to realize the anticipated benefits of the Exchange Offer and Consent Solicitation and the risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the U.S. Securities and Exchange

Commission (“SEC”) on March 5, 2025, the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 2025 filed with the SEC on May 8, 2025 and the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 28, 2025 filed with the SEC on August 8, 2025, under the heading “Supplementary Risk Factors” in Beyond Meat’s Current Report on Form 8-K filed with the SEC on October 6, 2025, as well as other factors described from time to time in the Company’s filings with the SEC. Such forward-looking statements are made only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events or otherwise, except as otherwise required by law. If the Company does update one or more forward-looking statements, no inference should be made that the Company will make additional updates with respect to those or other forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Indenture, dated as of October 15, 2025, by and among Beyond Meat, Inc., the guarantors party thereto from time to time and Wilmington Trust, National Association, as trustee and collateral agent.

10.2	Form of 7.00% Convertible Senior Secured Second Lien PIK Toggle Notes due 2030 (included as Exhibit A to Exhibit 10.1).

10.3*	Intercreditor Agreement dated October 15, 2025, among Unprocessed Foods, LLC, Wilmington Trust, National Association, the Company and the other grantors referred to therein from time to time.

10.4	First Amendment to Loan and Security Agreement, dated as of October 15, 2025, between Unprocessed Foods, LLC, as the sole lender, and Beyond Meat, Inc., as the borrower

10.5	First Supplemental Indenture, dated as of October 15, 2025, by and between Beyond Meat, Inc. and U.S. Bank, National Association, as trustee, to the Indenture, dated as of March 5, 2021.

99.1	Press release of Beyond Meat, Inc. dated October 13, 2025

104	Cover page interactive data file (embedded with the inline XBRL document)

*

Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant undertakes to furnish supplemental copies of the omitted schedules upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEYOND MEAT, INC.

By:	/s/ Lubi Kutua
Lubi Kutua
Chief Financial Officer and Treasurer

Date: October 15, 2025